                                                                      EXHIBIT 11

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                            SECOND QUARTER ENDED       YEAR-TO-DATE ENDED
                                          ------------------------  ------------------------
                                           JUNE 26,     JUNE 27,     JUNE 26,     JUNE 27,
                                             1994         1993         1994         1993
- - --------------------------------------------------------------------------------------------
PRIMARY
Average shares outstanding..............  128,608,748  128,583,639  128,608,046  128,578,630
Dilutive stock options based on the
  treasury stock method using average
  market price..........................      127,862      153,175      262,422      179,214
                                          -----------  -----------  -----------  -----------
    Total...............................  128,736,610  128,736,814  128,870,468  128,757,844
                                          -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------
Income from continuing operations.......      $32,090      $20,401      $39,591      $32,057
Income from discontinued operations, net
 of income taxes........................       13,279       27,461       28,504       45,589
                                          -----------  -----------  -----------  -----------
Net income..............................      $45,369      $47,862      $68,095      $77,646
                                          -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------
Earnings per share:
  Continuing operations.................         $.25         $.16         $.31         $.25
  Discontinued operations...............          .10          .21          .22          .35
                                          -----------  -----------  -----------  -----------
Earnings per share......................         $.35         $.37         $.53         $.60
                                          -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------
FULLY DILUTED
Average shares outstanding..............  128,608,748  128,583,639  128,608,046  128,578,630
Dilutive stock options based on the
  treasury stock method using market
  price at the close of the period, if
  higher than average market price......      127,862      153,175      262,422      179,214
                                          -----------  -----------  -----------  -----------
    Total...............................  128,736,610  128,736,814  128,870,468  128,757,844
Income from continuing operations.......      $32,090      $20,401      $39,591      $32,057
Income from discontinued operations, net
 of income taxes........................       13,279       27,461       28,504       45,589
                                          -----------  -----------  -----------  -----------
Net Income..............................      $45,369      $47,862      $68,095      $77,646
                                          -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------
Earnings per share:
  Continuing operations.................         $.25         $.16         $.31         $.25
  Discontinued operations...............          .10          .21          .22          .35
                                          -----------  -----------  -----------  -----------
Earnings per share......................         $.35         $.37         $.53         $.60
                                          -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------
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